Exhibit A

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of WeWork Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: June 18, 2024

Cupar Grimmond, LLC

By:	/s/ Arnold Brier
	Name:	Arnold Brier
	Title:	Authorized Signatory

Yardi Systems, Inc.

By:	/s/ Anant Yardi
	Name:	Anant Yardi
	Title:	Chief Executive Officer

Anant Yardi

/s/ Anant Yardi